UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40161	86-1481509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 South Cochran Avenue

Los Angeles, CA 90019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 857-3283

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAVE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	DAVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2022, the Board of Directors (the “Board”) of Dave Inc. (the “Company”) appointed Teresa L. Aragones to the Board (the “Initial Appointment Date”). Ms. Aragones will serve as a Class I director for a term continuing until the Company’s 2025 annual meeting of stockholders and until her successor has been duly elected and qualified, or until her earlier resignation or removal. The Board also appointed Ms. Aragones to serve on the Nominating and Corporate Governance Committee of the Board. The Board has affirmatively determined that Ms. Aragones qualifies as an “independent director” under the applicable Nasdaq Stock Market rules.

Ms. Aragones, 53, is currently a marketing advisor to several organizations. She previously served as Chief Marketing Officer at Discord, Inc., a software solutions company, from September 2020 to November 2021 and at Visual Supply Company (VSCO), which provides digital editing tools and a creative community platform, from May 2018 to April 2020. She also served in various Director-level marketing roles at Nike, Inc. (NYSE: NKE) from March 2008 to September 2017, most recently serving as the Senior Brand Director Global, Women’s Training. Prior to Nike, she was a Managing Partner in Digital Branding and Innovation at David & Goliath, an advertising services company, from April 2006 to March 2008. From July 1997 to April 2006, she served in various roles at Volkswagen Group of America, Inc., with her latest role being Director of Media and Interactive Marketing. Ms. Aragones started her career at D’Arcy Masius Benton & Bowles from 1992 to 1997, with her latest role being Brand Account Supervisor, Pontiac-GMC Division. Ms. Aragones serves on the board of directors of Tilly’s Inc. (NYSE: TLYS), a destination specialty retailer of casual apparel, footwear, accessories and hardgoods. Ms. Aragones has served as an advisor, adjunct instructor and speaker at the College for Creative Studies since 2012, and as a member of the Advisory Council for the Cranbrook Academy of Art since 2011. Ms. Aragones holds a B.S. in Entrepreneurial Studies and Marketing from Babson College.

Ms. Aragones will receive compensation for Board and Board committee service in accordance with the compensation policy for non-employee directors, prorated in the case of cash compensation based on the Initial Appointment Date. In addition, Ms. Aragones will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Ms. Aragones and any other person pursuant to which she was appointed as a director of the Company, and there is no family relationship between Ms. Aragones and any of the Company’s other directors or executive officers. In addition, Ms. Aragones does not have an interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the appointment of Ms. Aragones as a member of the Board is attached hereto as Exhibit 99.1. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Press Release dated August 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2022	Dave Inc.

	By:	/s/ Kyle Beilman
	Name:	Kyle Beilman
	Title:	Chief Financial Officer